SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 13, 2005

ENTROPIN, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-29807	68-0510827
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13314 Lost Key Place, Bradenton, Florida	34202
(Address of principal executive offices)	(Zip code)

(941) 388-9512
Registrant’s telephone number, including area code

45926 Oasis Street, Indio, California 92201
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 13, 2005, the Board of Directors (the “Board”) of Entropin, Inc., a Delaware corporation (the “Company”) appointed Mr. Jeffrey Ploen and Mr. David Norris to the Board.

Following these appointments, Drs. Higgins D. Bailey, Randall L. Carpenter and Thomas G. Tachovsky and Messrs. David M. Chapman, Joseph R. Ianelli, Paul V. Maier and Bruce R. Manning resigned from the Board, with each resignation to be effective immediately following the Board meeting held on May 13, 2005. Dr. Bailey served on the Company’s Executive Committee. Dr. Carpenter served on the Company’s Scientific Committee. Dr. Tachovsky served on the Company’s Executive and Scientific Committees. Mr. Chapman served on the Company’s Nominating and Corporate Governance Committee. Mr. Ianelli served on the Company’s Audit, Executive Compensation and Nominating and Corporate Governance Committees. Mr. Maier served on the Company’s Audit and Nominating and Corporate Governance Committees. Mr. Manning served on the Company’s Audit, Scientific and Compensation Committees. Dr. Bailey and Mr. Ianelli also resigned from their offices of Chairman of the Board and Vice Chairman of the Board, respectively, to be effective May 13, 2005. None of these resignations were related to any disagreement between the director and the Company on any matter relating to the Company’s operations, policies or practices.

Mr. Norris is the Executive Vice President of Bottom Line Advisors Inc., a position he has held since August of 1997. Bottom Line Advisors is a private consulting firm that offers a variety of consulting, management and financing services. Bottom Line specializes in Corporate Governance, Mergers & Acquisitions and Sarbanes-Oxley compliance. Mr. Norris served as a Director of Alliance Towers, Inc., a publicly traded company from September 2003 until March 2004. Mr. Norris received his B.A. degree from SUNY at Oneonta and is a graduate of the Stonier Graduate School of Banking at Rutgers University.

Mr. Jeff Ploen was a registered representative in the Securities Industry with various broker-dealers from 1972 through 1994. From 1995 to present Mr. Ploen has been the President and Financial Director of J. Paul Consulting Corporation, a marketing company for micro-cap stocks. From 2003-2004, Mr. Ploen served as the President and Director of Paradigm Holdings, Inc. Mr. Ploen is currently the President and Director of Tonga Capital Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2005	ENTROPIN, INC.

By: /s/ David Norris
Name: David Norris
Title: President